UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2010

CYBERMESH INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52207	98-0512139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 – 245 East Liberty Street
Reno, Nevada 89501
(Address of principal executive offices and Zip Code)

1-888-597-8899
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

As used in this Current Report, the terms “we”, “us”, “our” and the “Company” refer to Cybermesh International Corp.

ITEM 5.01      CHANGES IN CONTROL OF REGISTRANT

On January 18, 2011, WIW 0005 LLC, DBA Asher Advisors, a New Mexico limited liability corporation, acting as agent for its investors, acquired in a private transaction with Aspen Asset Management LLC, a Nevada limited liability company acting as agent for certain of the Company’s shareholders (i) 11,909,824 shares of the Company from shareholders, an amount representing approximately 99% of the Company’s issued and outstanding common stock at the time of the acquisition, and (ii) $100,000 in Company convertible debt held by Magnum Group International Inc., a Belize corporation.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(a) On January 18, 2011, Locksley Samuels resigned as Director, President, Secretary and Treasurer of the Company.

(b) John Samuel Porter is hereby appointed to the positions of President, Secretary and Treasurer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2011.

CYBERMESH INTERNATIONAL CORP

/s/ John Samuel Porter

John Samuel Porter
President